EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lee Enterprises, Incorporated:

We consent to the incorporation by reference in the registration statements (No. 333-06435, No. 333-132768, 333-218355, and No. 333-204985) on Form S-8 and (No. 333-215651, Amendment No. 1 to No. 333-21561, No. 333-197450, and Amendment No. 1 to No. 333-197450) on Form S-3 of Lee Enterprises, Incorporated and subsidiaries of our reports dated December 14, 2018, with respect to the consolidated balance sheets of Lee Enterprises, Incorporated as of September 30, 2018 and September 24, 2017, and the related consolidated statements of income and comprehensive income, stockholders’ equity (deficit), and cash flows for the 53-week period ended September 30, 2018 and each of the 52-week periods ended September 24, 2017, and September 25, 2016, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 30, 2018, which reports appear in the September 30, 2018 annual report on Form 10-K of Lee Enterprises, Incorporated.

/s/ KPMG LLP
Chicago, Illinois
December 14, 2018